Exhibit 99.1

1401 Harbor Bay Parkway
Alameda, CA 94502
PHONE 510 749 4200
FAX 510 749 6200
www.celera.com

Contact

David Speechly, Ph.D.

Tel: (510) 749-1853

David.Speechly@celera.com

CELERA ANNOUNCES PRELIMINARY SECOND QUARTER 2009

REVENUE RESULTS

Celera also announces immediate cost-saving measures, which include a restructuring program to reduce headcount by approximately 13%

Second quarter 2009 results and conference call scheduled for August 6, 2009

ALAMEDA, CA – July 22, 2009 – Celera Corporation (NASDAQ:CRA) today reported preliminary revenue results for the quarter ended June 27, 2009. The Company announced that it expects to report revenue for the second quarter of 2009 in the range of $40 million to $42 million. The Company reported revenue of $42.8 million in the second quarter of 2008.

Second quarter 2009 revenues relative to the prior year quarter are expected to show a reduction for the Company’s Lab Services business, conducted by Berkeley HeartLab (BHL), mid-single digit percentage growth for the Products business, and a decline in licensing revenue in the Corporate segment.

Lab Services revenues were adversely affected by lower than anticipated sample volume due to broad economic pressures, lost business as a result of the Company’s efforts to collect aged receivables, and the denial of reimbursement on a number of legacy BHL tests by certain payors in some regions. Overall, reimbursement rates, reflecting the impact of denied tests and historical collection activities, declined from both the second quarter of 2008 and the first quarter of 2009. The reduction in Corporate segment revenue in the second quarter of 2009 compared to the prior year period was due to the completion of payments by one licensee, which was anticipated, as well as reduced royalty revenue received from another licensee.

Celera also announced it is implementing an immediate restructuring program, which includes the elimination of approximately 80 full-time positions nationally, or 13% of the workforce. This includes a reduction and redeployment of resources at BHL, which is expected to provide a more efficient disease management model focused on web and telephone support. The Company expects to incur a charge in connection with the restructuring in the third quarter of 2009.

“We believe these restructuring actions allow us to optimize our organization to best take advantage of future opportunities for growth while addressing current business conditions and reducing costs,” said Kathy Ordoñez, Chief Executive Officer of Celera. “We are increasing resources dedicated to supporting the adoption of our differentiated, high value proprietary genetic tests, such as KIF6, that we believe present large market opportunities. Our pilot market for the StatinCheck version of KIF6 has helped us identify

CELERA ANNOUNCES PRELIMINARY SECOND QUARTER 2009 REVENUE RESULTS

what we believe to be promising opportunities to work with other companies to complement our internal efforts to drive adoption and incorporation of our genetic testing into routine clinical care. We also expect to increase our genetic test menu through the launch of LPA testing at BHL during the fourth quarter.”

Celera expects to record significant charges in the second quarter of 2009 for bad debt expense and impairment of goodwill and intangible assets. Celera expects to have 2009 revenues significantly below its present guidance for the year and hereby withdraws its 2009 guidance. Celera expects to discuss its outlook for 2009 when it reports its second quarter 2009 results on August 6, 2009.

Second Quarter 2009 Financial Results Conference Call & Webcast

The company will release its second quarter 2009 financial results on Thursday, August 6, 2009. Results are scheduled for release after the close of trading on the NASDAQ stock market. Kathy Ordoñez, Chief Executive Officer, and Ugo DeBlasi, Chief Financial Officer, will lead a conference call the same day at 4:30 p.m. (ET) to discuss these results and other matters related to the business.

The management team will make prepared remarks and answer questions from securities analysts and investment professionals. Investors, securities analysts, representatives of the media and other interested parties who would like to participate should dial (866) 713-8562, or (617) 597-5310 for international callers, and enter passcode 25565055 at any time from 4:15 p.m. (ET) until the end of the call. This conference call will also be webcast. Interested parties who wish to listen to the webcast should visit the “Media and Investors” section on www.celera.com. A digital recording will be available approximately two hours after the completion of the conference call on August 6 until August 12, 2009. Interested parties should call (888) 286-8010, or (617) 801-6888 for international callers, and enter passcode 94266889.

About Celera

Celera is a healthcare business delivering personalized disease management through a combination of products and services incorporating proprietary discoveries. Berkeley HeartLab, a subsidiary of Celera, offers services to predict cardiovascular disease risk and improve patient management. Celera also commercializes a wide range of molecular diagnostic products through Abbott and has licensed other relevant diagnostic technologies developed to provide personalized disease management in cancer and liver diseases. Information about Celera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.celera.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “will,” “should,” “anticipate,” and “intend,” among others. These forward-looking statements are based on Celera’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Celera notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of our business include, but are not limited to, the risks and uncertainties that: (1) sales of clinical laboratory tests and diagnostic products are dependent on government insurance programs such as Medicare and private insurance companies accepting the use of those services and products as medically necessary and worthy of reimbursement; (2) sales of clinical laboratory tests and diagnostic

CELERA ANNOUNCES PRELIMINARY SECOND QUARTER 2009 REVENUE RESULTS

products is dependent on the amounts that government and private payors will pay for the services and products, and these amounts may be reduced in response to ongoing efforts by these payors to control healthcare costs; (3) revenue generated from the sale of clinical laboratory tests may be negatively impacted by our participating in provider networks; (4) Medicare contracting reforms could change reimbursement rates for our clinical laboratory tests; (5) our business could be adversely impacted by healthcare reforms that focus on reducing healthcare costs and/or do not recognize the value of diagnostic testing; (6) competition in the biotechnology and healthcare industries is intense and evolving and our product candidates may never result in a commercialized product; (7) we are unable to collect receivables, or to timely or accurately bill for our services; (8) we may not be able to maintain the necessary intellectual property protections to compete effectively or may become involved in expensive intellectual property proceedings; (9) we may be subject to competition in our diagnostic products business from Applied Biosystems (now Life Technologies) following our split-off from Applied Biosystems (now Life Technologies); (10) we may be subject to liabilities and restrictions relating to our split-off from Applied Biosystems (now Life Technologies), including as to indemnification obligations; (11) we may experience increased costs resulting from our operation as an independent entity following our split-off from Applied Biosystems (now Life Technologies); (12) macroeconomic conditions may harm our business, including by slowing our collections and increasing our allowance for doubtful accounts; (13) we are subject to extensive federal and state laws and regulations in our clinical laboratory testing business and products business and violations of such laws and regulations or changes in such laws and regulations could harm our operating results and financial condition; (14) we rely on single source suppliers or a limited number of suppliers of instruments and key components of our products; (15) our business could be harmed as a result of the U.S. Food and Drug Administration interpretations of the regulations governing the sale of Analyte Specific Reagents because the interpretation may require regulatory clearance or approval for some existing products that to date have been sold without clearance or approval; (16) the FDA draft guidance on a new class of complex laboratory-developed tests may require our clinical laboratory and our licensees to obtain regulatory clearance or approval before it or they can perform these tests; (17) our marketing strategies for clinical laboratory tests, including shifting to local market territories, may be costly and may not be successful; (18) we are dependent on Abbott Molecular to commercialize our diagnostic products and may be unable to maintain this relationship, the relationships we have with other collaborators and licensees or enter into other arrangements to develop our products or business; and (19) second quarter revenues and charges will differ from current expectations. The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we file with the SEC, including our transition report on Form 10-KT. We assume no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of subsequent events.

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Copyright© 2009. Celera Corporation. All Rights Reserved. Celera is a registered trademark of Celera Corporation or its subsidiaries in the U. S. and/or certain other countries.

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